PORTIONS OF THIS EXHIBIT IDENTIFIED BY "***" HAVE BEEN DELETED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, AND THE FREEDOM OF INFORMATION ACT.


                                                                   EXHIBIT 10(a)

                         MOBILE GAS SERVICE CORPORATION
                            TRANSPORTATION AGREEMENT


         THIS AGREEMENT is made and entered into as of this 18th day of February, 1999 by and between MOBILE GAS SERVICE CORPORATION, an Alabama corporation, with a mailing address of P. O. Box 2248, Mobile, Alabama 36652, herein called "Mobile Gas," and ALABAMA POWER COMPANY, an Alabama corporation, with a mailing address of 600 North 18th Street, Birmingham, Alabama, 35291, herein called "Customer."

         Whereas, Customer desires to use natural gas for the operation of Customer's proposed electric and steam generation facilities to be located in Theodore, Alabama (the "Plant"); and

         Whereas, Mobile Gas operates a system for the distribution of natural gas from natural gas transmission pipelines and processing plants and Customer intends that it will purchase natural gas from third parties ("Customer's Suppliers") who will deliver such gas to Mobile Gas for redelivery to the Plant.

         NOW THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

                       ARTICLE I - TRANSPORTATION SERVICE

1.1 Mobile Gas shall transport volumes of natural gas up to the "Contract Demand Volume" of Customer's gas, as defined in Exhibit A which is attached hereto and made part of this Agreement. Customer will pay Mobile Gas for all natural gas transported by Mobile Gas to the Plant and agrees to accept and pay for service subject to the terms and conditions hereof:

1.2 The RATE for such transportation service and the minimum billings hereunder are as specified in Exhibit A which is attached hereto and made part of this Agreement. The rate is a special negotiated rate.

1.3 Customer may request that the Contract Demand Volume be increased by delivering a written request to Mobile Gas for such increase. Mobile Gas may approve or decline such request in its discretion (such request being deemed to be declined if Mobile Gas does not approve the request within thirty (30) days after the date of receipt thereof). In the event Mobile Gas approves such a request, it may specify an effective date for the requested increase in the Contract Demand Volume, such date to be not later than 24 months after the approval date.

1.4 Except as otherwise specified in this section, Mobile Gas shall be the sole transporter of natural gas to the Plant during the term of this Agreement for the Contract Demand Volume. If during the term of this Agreement Mobile Gas, due to default by Mobile Gas or force majeure affecting Mobile Gas is unable to deliver adequate volumes, Customer may obtain transportation of gas volumes from other sources for the duration of such default or force majeure.


                         ARTICLE II - TERM OF AGREEMENT

2.1 The term of this Agreement shall be ***, beginning on the Commencement Date, as herein defined, and shall be automatically extended for a period of *** from each expiration date of such term or any automatic extension thereof unless either party shall notify the other in writing not less than ninety (90) days prior to the expiration date, or the expiration of any two year extension of such expiration date, of its intention to terminate this Agreement.

2.2 The "Commencement Date" shall be the first day of the month following the earlier of (i) the date Customer first takes redelivery of natural gas from Mobile Gas at the Point of Redelivery, or (ii) six (6) months from the date of this Agreement.

2.3 Notwithstanding the provisions of Section 2.1, the provisions of this Agreement that by their sense and context are applicable to the parties' rights and obligations under this Agreement prior to the Commencement Date, shall be effective as of the effective date hereof. The provisions of this Agreement, that by their sense and context survive the termination or expiration of this Agreement, shall survive the same.

2.4 This Agreement may only be terminated prior to the expiration of the initial term or a renewal term hereof, if any, as the case may be:

                  (a) by Mobile Gas, (i) in accordance with Section 5.3, or (ii) after occurrence of any other material breach by Customer in the performance of its obligations hereunder and the continuance of such breach thirty (30) days after written notice by Mobile Gas to Customer of such breach and demand by Mobile Gas that Customer cure same.

                  (b) by Customer after occurrence of any material breach by Mobile Gas in the performance of its obligations hereunder and the continuance of such breach thirty (30) days after written notice by Customer to Mobile Gas of such breach and demand by Customer that Mobile Gas cure same. In the event of termination by either party under this Section 2.4 Customer shall not owe any minimum bill payments as provided for in Exhibit A beyond the date of termination.

                  (c) by Customer if Mobile Gas fails to deliver nominated gas at the Point of Redelivery for a period of forty-five (45) consecutive days for any reason, including the occurrence of force majeure.


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






                              ARTICLE III - QUALITY

3.1 The volumes of natural gas delivered hereunder shall be measured at an equivalent pressure base of 14.73 pounds per square inch absolute (psia) and an assumed atmospheric pressure of 14.7 psia, and at a temperature base of 60 degrees Fahrenheit. The volume of natural gas determined hereunder shall be adjusted to give effect to Boyle's Law in accordance with standard procedure.

3.2 The quality of the gas delivered by Customer's Suppliers to Mobile Gas shall be pipeline quality, and:

                  (a) Shall be dehydrated and shall in no event have a water content in excess of seven (7) pounds of water per million (1,000,000) cubic feet of gas measured at a pressure base of
                  14.73 psi and at a temperature base of 60 degrees Fahrenheit, as determined by dew point or other moisture measuring equipment in general use in the industry.

                  (b) Shall not contain more than one (1) grain of hydrogen sulfide per one hundred (100) cubic feet as determined by quantitative methods in general use in the industry.

                  (c) Shall not contain more than twenty (20) grains of total sulphur, including hydrogen sulfide, per one hundred (100) cubic feet as determined by quantitative methods in general use in the industry.

                  (d)      Shall not contain in excess of:

                           (i)    Three percent (3.0%) by volume carbon dioxide.
                           (ii)   Two tenths percent (0.2%) by volume oxygen

                  (e) Shall be commercially free from dust, gum, gum-forming constituents or other liquid or solid matter which might become separate from the gas in the course of transportation through pipelines.

                  (f) Shall be commercially free of water and other objectionable liquids at the temperature and pressure at which the gas is delivered. (g) Shall contain no less than 800 Btu per cubic foot nor more than 1200 Btu per cubic feet at standard temperature and pressure.


                 ARTICLE IV - POINTS OF DELIVERY AND REDELIVERY

4.1 The Points of Delivery by Customer's Suppliers to Mobile Gas shall be as specified in Exhibit B. From time to time during the term of this Agreement,

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Customer may change the Primary Point(s) of Delivery hereunder by giving at least thirty (30) days advance written notice of such change (the "Primary Point Change"). Mobile Gas shall accept the Primary Point Change as long as sufficient capacity is available in its Bellingrath Pipeline System, including but not limited to the pipeline, meter station, and interconnects, to transport the requested volume from the newly designated Primary Point(s) of Delivery to Customer's Plant. If sufficient capacity is not available, Mobile Gas shall give written notification to Customer within fifteen (15) days of receipt of Customers notice of Primary Point Change of its non-acceptance of the Primary Point Change.

4.2 The Secondary Point(s) of Delivery by Customer's Suppliers to Mobile Gas shall be as specified in Exhibit B. Transportation service from Secondary Points of Delivery shall be on an interruptible basis. Customer shall have no bumping rights at Secondary Points of Delivery. Mobile Gas shall receive nominated gas at one or more Secondary Points, as long as sufficient capacity is available in its Bellingrath Pipeline System, including but not limited to the pipeline, meter station, and interconnects, to transport the requested volume from the designated Secondary Point(s) of Delivery to the Plant.

4.3 Customer's Suppliers shall make delivery to the Points of Delivery at a minimum pressure of 650 pounds per square inch gauge to enable Mobile Gas to redeliver gas to Customer. Mobile Gas shall not be obligated to redeliver gas at the Point of Redelivery unless adequate pressures are available at the Points of Delivery.

4.4 The Point of Redelivery of natural gas hereunder to Customer shall be the Customer's weld connection downstream of the Mobile Gas Metering Facilities, as such term is defined below. Maintenance by Mobile Gas of gas pressure of a minimum of 450 and maximum of 500 pounds per square inch gauge at the Point of Redelivery shall constitute redelivery of gas for purpose of this Agreement. Customer shall not be obligated to accept gas at the Point of Redelivery unless the gas is redelivered at a minimum of 450 pounds per square inch gauge.

4.5 The gas shall be redelivered by Mobile Gas to Customer in like good order and condition and at quality in accordance with specifications as set forth in
Article III of this Agreement.

4.6 Customer shall be responsible for construction of its pipeline from the Point of Redelivery to its Plant. Mobile Gas shall at its expense construct such facilities as may be necessary to enable it to receive gas at the Point(s) of Delivery stated on Exhibit B and to redeliver gas to Customer at the Point of Redelivery at the Contract Demand Volume on the Commencement Date. Mobile Gas shall construct, own, and operate a metering station and necessary monitoring, and recording equipment to provide accurate measurement and custody transfer of the gas from Mobile Gas to Customer (the "Metering Facilities.") The Metering Facilities shall be constructed and operated in accordance with industry standards. The Metering Facilities shall be located either on the Plant site or at a mutually acceptable location outside the Plant, at the discretion of Mobile Gas. If the Metering Facilities are located on the Plant site, Customer shall provide, within thirty (30) days of this Agreement, Mobile Gas such easement or easements, in form reasonably acceptable to Mobile Gas, for the Metering Facilities covering approximately 100 feet by 100 feet of Customer's property, and for construction of pipelines, including above and below ground facilities to the Point of Redelivery as shall cross property owned or leased by Customer, as well as for maintenance of the Metering Facilities on Customer's premises.



                               ARTICLE V - BILLING

5.1 On or before the seventh (7th) working day of each calendar month Mobile Gas shall render to Customer a statement of the amount of gas transported hereunder by Mobile Gas to Customer during the preceding calendar month (and with respect to the first such statement, for the portion of a month, if any, between the date first gas is made available and the Commencement Date), and shall also render a bill for all gas so transported. On or before the twenty-first (21st) day of each calendar month, Customer shall make payment to the address stated in
Article X.

5.2 In the event that Customer disputes any amount shown on a statement issued by Mobile Gas to Customer, Customer shall pay the undisputed amount, which shall in no event be less than the minimum bill, and notify Mobile Gas of the disputed amount and the reasons for the dispute at the time payment is due. Mobile Gas shall not suspend further delivery as a result of Customer's failure to pay the disputed amount. Mobile Gas and Customer shall endeavor to amicably resolve the disputed amount prior to institution of arbitration. The parties are not obligated to pursue amicable resolution for more than sixty (60) days, then the matter shall be submitted to arbitration. If it is finally determined that Customer has underpaid the amount actually due, Customer shall remit any amount due, with interest equal to 2% in excess of the "prime rate" reported in the Wall Street Journal or any successor thereto, within ten (10) days of the earlier of the next monthly invoice or within thirty (30) days of dispute resolution. If it is finally determined that Customer has overpaid the amount actually due, Mobile Gas shall remit any refund, with interest equal to 2% in excess of the "prime rate" reported in the Wall Street Journal or any successor thereto, within ten (10) days of the earlier of the next monthly invoice or within thirty (30) days after Customer's receipt of an adjusted billing statement from Mobile Gas.

5.3 Should Customer fail to pay any amount due, and Customer has not notified Mobile Gas of a disputed amount pursuant to Section 5.2 above (except for any minimum billings as specified in Exhibit A falling due during any period of force majeure invoked by Mobile Gas pursuant to Section 6.1) when the same is due, Mobile Gas shall give notice and interest shall accrue on all unpaid amounts from the date due until paid at a rate of interest equal to 2% in excess of the "prime rate" reported in the Wall Street Journal or any successor thereto. Should such failure to pay continue for ten (10) days, Mobile Gas may suspend deliveries of gas hereunder, and the exercise of such right shall be in addition to any and all remedies available to Mobile Gas. Should such failure to pay continue for ninety (90) days after written notice is given by Mobile Gas to Customer of such failure to pay, Mobile Gas may terminate this Agreement, and the exercise of such right shall be in addition to any and all remedies available to Mobile Gas. Such termination shall not relieve Customer of its payment obligations hereunder.

                           ARTICLE VI - FORCE MAJEURE

6.1 In the event Mobile Gas is rendered unable, wholly or in part, by reason of force majeure to carry out its obligations under this Agreement, it is agreed that Mobile Gas shall give notice and reasonably full particulars of such force majeure, in writing by either mail, hand delivery, or facsimile, to Customer within a reasonable time after the occurrence of the cause relied on, and the obligations of Mobile Gas, so far as they are affected by such force majeure, shall be suspended during the continuance of any inability so caused, but for no longer period, and such cause shall, so far as possible, be remedied with all reasonable dispatch.

6.2 In the event the Customer is rendered unable, wholly or in part, by reason of force majeure to carry out its obligations under this Agreement (other than the obligation to make payment of amounts due according to Article V, which obligations shall not be affected by events of force majeure), it is agreed that Customer shall give notice and reasonably full particulars of such force majeure, in writing by either mail, hand delivery, or facsimile, to Mobile Gas within a reasonable time after the occurrence of the cause relied on, and the obligations of Customer, so far as they are affected by such force majeure, shall be suspended during the continuance of any inability so caused, but for no longer period, and such cause shall, so far as possible, be remedied with all reasonable dispatch.

6.3 The term, "force majeure," as employed herein shall mean acts of God; strikes, lockouts, or other industrial disturbances; conditions arising from a change in governmental laws, orders, rules or regulations; acts of public enemy; wars; blockades; insurrections; riots; epidemics; landslides; lightning; earthquakes; fires; storms; floods; washouts; arrests and restraints of governments and people; civil disturbances; explosions; breakage or accident to machinery or lines of pipe; the necessity for making repairs, tests or alterations to machinery or lines of pipe; freezing of wells or lines of pipe; partial or entire failure of wells, processing or gasification and gas manufacturing facilities; and any other causes, whether of the kind herein enumerated or otherwise, not within the control of the party claiming suspension, and which by the exercise of due diligence, such party is unable to prevent or overcome. Such term shall likewise include: (a) those instances where either Mobile Gas or Customer is required to obtain servitudes, rights-of-way, grants, permits or licenses to enable such party to fulfill its obligations under this-Agreement; such party is unable to acquire, at reasonable costs, and after the exercise of reasonable diligence, such servitudes, rights-of-way, grants, permits or licenses, and (b) those instances where either Mobile Gas or Customer's suppliers or transporters or Customer is required to furnish materials and supplies for the purpose of constructing or maintaining facilities or is required to secure permits or permissions from any governmental agency to enable such party to fulfill its obligations under this Agreement and such party is unable to acquire, or is delayed in acquiring, at reasonable costs, and after the exercise of reasonable diligence, such materials and supplies, permits and permissions. Force majeure shall not include failure of gas supply due to pricing considerations.

6.4 It is understood and agreed that the settlement of strikes or lockouts shall be entirely within the discretion of the party having the difficulty, and that the above requirement that any force majeure shall be remedied with all reasonable dispatch shall not require the settlement of strikes or lockouts by acceding to the demands of the opposing party when such course is inadvisable in the discretion of the party having the difficulty.




                           ARTICLE VII - LAW GOVERNING

7.1 This Agreement shall be governed by and construed in accordance with the laws of the State of Alabama.





                           ARTICLE VIII - ARBITRATION

8.1 Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled exclusively by arbitration pursuant to the Commercial Arbitration Rules of the American Arbitration Association.

8.2 All arbitration pursuant to this Agreement shall be held at Mobile, Alabama.

8.3 There shall be three arbitrators. One of the arbitrators shall be appointed by Mobile Gas, the second by Customer, and the third shall be a neutral arbitrator selected by these two arbitrators. Such neutral arbitrator shall be chairman of the arbitration panel.

8.4 The arbitration shall be decided by a majority vote of the arbitration panel. The cost of arbitration, including the fees of the arbitrators, shall be borne by the losing party, unless the arbitrators decide otherwise.





                        ARTICLE IX - NOMINATION PROCEDURE

9.1 Customer shall provide to Mobile Gas an hourly and daily confirming nomination to match the nomination made from Customer's Suppliers and/or transporters. Customer's confirmation may be made by voice or fax prior to 3 P.M., Mobile Alabama time, the day before a weekday delivery and prior to 3 P.M., Mobile Alabama time, on the Friday before any weekend or Monday delivery. A copy of Mobile Gas' standard nomination form to be used by Customer is attached hereto as Exhibit C. If, within one hour of Mobile Gas receiving Customer and supplier and/or transporter's nomination Customer does not receive from Mobile Gas notice that Customer's nomination is not confirmed, then the nomination shall be deemed accepted and confirmed. Mobile Gas shall have personnel available to receive nominations and issue confirmations.

9.2 Mobile Gas and Customer understand that maintaining gas balance between receipts and deliveries is important to the success of both Customer's and Mobile Gas' operations hereunder. Both parties agree to use their best efforts to exchange information necessary to maintain gas balances. Customer agrees to use all reasonable efforts to balance its deliveries to the Point(s) of Delivery with its receipts at the Point(s) of Redelivery. If Customer fails to do so, Mobile Gas may, in addition to its imbalance remedies set forth in 9.3, take such action as may be necessary to maintain the integrity of its system.

9.3 The parties shall use all reasonable efforts to avoid imposition of imbalance charges, penalties, or fees by any supplier or transporter. If, during any month, Customer or Mobile Gas receives an invoice from a supplier or transporter which includes imbalance charges, the parties shall use their best efforts to promptly determine the validity as well as the cause of such imbalance charges. If the parties determine that the imbalance charges were incurred as a result of Customer's actions or inactions (which shall include, but shall not be limited to, Customer's failure to accept quantities of gas at the Point(s) of Redelivery equal to the nominated gas), then Customer shall pay for such imbalance charges or reimburse Mobile Gas for such imbalance charges paid by Mobile Gas to the transporter or supplier. If the parties determine that the imbalance charges were incurred as a result of Mobile Gas's actions or inactions, then Mobile Gas shall pay for such imbalance charges, or reimburse Customer for such imbalance charges paid by Customer to the transporter or supplier.




                               ARTICLE X - NOTICES

10.1 Whenever any notice, request, demand, statement or payment is required or permitted to be given under any provision of this Agreement, unless expressly provided otherwise, such shall be in writing, signed by or on behalf of the person giving the same, and shall be deemed to have been given and received upon the actual receipt (including the receipt of a telecopy or facsimile of such notice) at the address of the parties as follows:





For Billing:

   Mobile Gas:                            Customer:

   Mobile Gas Service Corporation         Alabama Power Company
   P. O. Box 2248                         600 N. 18th Street 5S-0104
   Mobile, Alabama 36652                  Birmingham, Alabama 35291

                                          Attn: Rhonda Ashford




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



For Contract Administration:

   Mobile Gas:                            Customer:

   Mobile Gas Services Corporation        Southern Company Services, Inc.
   P.O. Box 2248                          P. O. Box 2641, 14N-8162
   Mobile, Alabama 36652                  Birmingham, Alabama 35202
   Attn: Director, Industrial Services    Attn: Vice President, Fuel
                                                Services

                                          with copy to:

                                          Southern Company Services, Inc.
                                          P. O. Box 2641, 14N-8162
                                          Birmingham, Alabama 35202
                                          Attn: Fuels Manager, Alabama
                                                Power



For Operational Matters:

   For Mobile Gas:                        For Customer:

   Mobile Gas Services Corporation        Southern Company Services, Inc.
   P. O. Box 2248                         P.O. Box 2641 , 14N-8162
   Mobile, Alabama 36652                  Birmingham, Alabama  35202
   Attn: Gas Control Department           Attn: Ken Damsgard
   Telephone: (334) 476-2120              Telephone: (205) 257-5887
   Telecopy: (334) 476-8292               Telecopy: (205) 257-6803



10.2 The parties may in addition, according to the procedure of 10.1, from time to time designate and furnish to the other in writing the name(s), address(es), and fax number(s), of the person or persons responsible for natural gas nominations.



                          ARTICLE XI - ENTIRE AGREEMENT

11.1 This instrument embodies the entire Agreement and understanding between the parties hereto. There are no Agreements, understandings, conditions, warranties, or representatives, oral or written, express or implied, with reference to the subject matter hereof that are not merged herein or superseded hereby.



                        ARTICLE XII - SPECIAL PROVISIONS

         The following Special Provisions for TRANSPORTATION are made a part hereof:

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

12.1 A "day" when used in this Agreement shall mean a twenty-four (24) hour period ending at 9:00 A.M. Mobile, Alabama Time.


12.2 (a) The accuracy of Mobile Gas' measuring equipment shall be verified at reasonable intervals and, if required, Customer may have its representative present. Mobile Gas shall not be required to verify the accuracy of such metering equipment more frequently than once in any six-(6) month period. Mobile Gas or Mobile Gas' representatives shall give Customer at least one (1) day prior notice of any routine tests of the time of all tests of meters.


         (b) In the event Customer shall notify Mobile Gas that it desires a special test of any measuring equipment, the parties shall cooperate to secure a prompt verification of the accuracy of such equipment. The expense of any special test, if called for, shall be borne by Customer if the measuring equipment tested is found to be in error not more than two percent (2%). If, upon test, Mobile Gas' measuring equipment is found to be in error by not more then two percent (2%), previous recordings of such equipment shall be considered accurate in computing deliveries in gas, but such equipment shall be adjusted at once to record accurately. If, upon test, Mobile Gas' measuring equipment shall be found to be inaccurate by an amount exceeding two percent (2%) at a recording corresponding to an average hourly rate of flow for the period since the last preceding test, then any previous calculations based on recordings of such equipment shall be corrected to zero error for any period that is known definitely, but in case the period is not known or agreed upon, such correction shall be for a period equal to one-half the time elapsed since the date of the last test.

         (c) In the event a Mobile Gas meter is out of service or registering inaccurately, the volume of gas delivered shall be determined:

                           (1) By using the registration of check meter or
                               meters; if installed and agreed accurately registering; or, in the absence of (1);

                           (2) By correcting the error if the percentage of
                               error is ascertainable by calibration, tests, or mathematical calculation; or, in the absence of
                               (1) and (2), then;

                           (3) By estimating the quantity of delivery by
                               deliveries during periods of similar conditions when the meter was registering accurately.

         (d) Mobile Gas and Customer shall each preserve for a period of at least two (2) years all test data, charts, and other similar records. Each party, or their designated representatives, shall at all reasonable times have the right to audit such records and accounts to verify all such costs, fees, and charges including without limitation the gas balance, receipt and delivery records.

         (e) Mobile Gas shall install, own, and operate types of meters and chromatography in general use and acceptance in the industry to measure gas redelivered hereunder.

         (f) Mobile Gas shall provide a signal or signals, including gas flow, pressure, and analysis data from its measurement equipment, such that the Customer may monitor the gas flow.

12.3 (a) Mobile Gas agrees to protect, defend, indemnify, and hold harmless the Customer, its officers, directors, agents, contractors and/or employees from and against any claims, demands, losses, damages, suits and expenses, for damages and/or injury to persons and/or property which may be brought against Customer, its officers, directors, agents, contractors and/or employees arising out of, or resulting from, the transportation of natural gas from the Point of Delivery to the Point of Redelivery pursuant to the terms and conditions expressed herein, excepting for damages and injuries caused by the sole negligence of Customer.

(b) Customer agrees to protect, defend, indemnify, and hold harmless Mobile Gas, its officers, directors, agents, contractors, and/or employees from and against any claims, demands, losses, damages, suits and expenses, for damages and/or injury to persons and/or property which may be brought against Mobile Gas, its officers, directors, agents, contractors and/or employees arising out of, or resulting from, the transportation of natural gas by Customer or its agents or contractors to the Point of Delivery and from the Point of Redelivery to and through its Plant and facilities, excepting for damages and injuries caused by the sole negligence of Mobile Gas.


12.4 (a) Customer warrants for itself, its successors and assigns, that it will have at the time of delivery of gas for transportation hereunder good title or valid right to deliver such gas hereunder; that the gas it delivers hereunder shall be free and clear of all liens, encumbrances, or claims whatsoever; and that it will indemnify Mobile Gas and save it harmless from all claims, suits, actions, damages, costs and expenses arising directly or indirectly from or with respect to the title to gas tendered to Mobile Gas hereunder.

         (b) As between Customer and Mobile Gas, Customer shall be in control and possession of the gas transported hereunder prior to delivery to Mobile Gas at the Point of Delivery and after delivery by Mobile Gas to Customer at the Point of Redelivery, and Mobile Gas shall be in control and possession of the gas after the receipt of the same at the Point of Delivery and until delivery by Mobile Gas to Customer at the Point of Redelivery. The risk of loss for all gas transported hereunder shall be and remain with the party having control and possession of the gas as herein provided.

12.5 The authorized agents of Mobile Gas shall have, at all reasonable times, the right of access to the Plant premises for the purpose of examining, maintaining and inspecting its meters. Mobile Gas representatives shall, at all reasonable times, comply with Plant rules, including security rules and drug and alcohol policy, updated copies of which will be furnished to Mobile Gas from time to time. Mobile Gas shall be responsible for selecting and providing for its employees suitable hard hats, safety glasses, protective hearing devices and steel toe footwear as may be required or approved by applicable rules or regulations.

 12.6 So long as all amounts due and payable to Mobile Gas at such time have been paid by customer, Mobile Gas agrees to transport additional volumes of gas to Customer for a period of up to ten (10) days beyond the termination of this Agreement in order to bring into balance any imbalance that exists at the termination of this Agreement.

 12.7 This Agreement shall not be assigned or transferred by either party without prior written consent of the other party, which consent shall not be unreasonably withheld. Provided, however, that either party may assign this Agreement to an affiliate with equal or greater creditworthiness which is a successor owner or operator upon written notice to, but without consent of the other party. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the respective legal representatives, successors and assigns of the parties hereto.

 12.8 In the event one or more of the provisions contained herein shall for any reasons be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision hereof and this Agreement shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

 12.9 Any changes, modifications or alterations of this Agreement shall not be effective unless in writing, signed by authorized representatives of the parties hereto in accord with Section 10.1, and no course of dealing between the parties shall be construed to alter the terms hereof, except as expressly stated herein.

12.10 Mobile Gas shall at all times, for a period of at least three (3) years from the month in which transportation service was provided, maintain accurate books and accounts, in accordance with generally accepted accounting principles, of its costs, fees and charges of any nature invoiced to Customer hereunder. Customer or its designated representatives shall at all reasonable times have the right to audit such books and accounts to verify all such costs, fees, and charges including without limitation the gas balance, receipt and delivery records. After three (3) years, all books and accounts are deemed final.

12.11 Customer has designated Southern Company Services, Inc. ("SCS") as its agent for the purpose of locating, processing and arranging for delivery of gas to Customer's plants. SCS shall act for Customer in giving and receiving notices and nominations, negotiating and administering this Agreement, and for any other purpose as may be authorized by Customer. Customer may designate a new agent from time to time by giving Mobile Gas written notice in accordance with Article X, and authorization of SCS to act as agent for Customer thereupon, shall cease and the new agent shall have such authority.

12.12 Mobile Gas shall promptly pay its subcontractors for services rendered, labor performed, or materials, equipment, supplies or tools used in the performance of this contract, and shall promptly notify Customer of any claims or any lien by or against Mobile Gas or any subcontractor for which, if established, APC or any of its property might become liable.

12.13 This Agreement is subject to the rules and orders of the Alabama Public Service Commission.

12.14 This Agreement is contingent upon approval by the Alabama Public Service Commission.


         IN WITNESS WHEREOF, each party hereto has caused this Agreement to be executed by its officer thereunto dully authorized as of the date first above written.

WITNESS:                            MOBILE GAS SERVICE CORPORATION

/s/ Randall W. Duke                 By: /s/ W. G. Coffeen, III

                                    Its: Vice President


WITNESS                             ALABAMA POWER COMPANY

/s/ W. Kenneth Mooney               By: /s/ Earl B. parsons, Jr.

                                    Its: Sr. Vice President

                                    EXHIBIT A
                         MOBILE GAS SERVICE CORPORATION
                        TRANSPORTATION SERVICE CONDITIONS

1.   Special Monthly Transportation Rate "A"


     MMBtu per month                             RATE
     If less than ***                   *** Per MMBtu

     If over ***

     First ***                          *** per MMBtu for the first
                                        *** MMBtu transported
                                        during the month

     Next ***                           *** per MMBtu for all MMBtu
                                        above *** MMBtu
                                        transported during the month

     Over ***                           *** per MMBtu for all MMBtu
                                        over *** MMBtu during the
                                        month.


2.   Minimum Billing

     The minimum monthly bill for such transportation will be *** of Contract Demand Volume.

3.   Contract Demand Volume

     Contract Demand Volume shall be *** MMBtu per day, not to exceed *** MMBtu per hour from the Commencement Date until August 16, 2000. Beginning August 16, 2000, the Contract Demand Volume shall be *** MMBtu per day, not to exceed *** MMBtu per hour.

4.   Rate Adjustment

     The rates and minimum bill shall be adjusted by the annual percentage (upward or downward) in the "CPI" on the anniversary date and year-to-year thereafter for as long as this agreement shall remain in full force and effect.

     In no year shall the annual percentage change in the "CPI" be taken to be more than 3 (three) percent upward or downward.

     The term "CPI" means the Consumer Price Index (CPI) for All Urban Consumers as published by the U. S. Department of Labor, Bureau of Labor Statistics, or, in the event the CPI is discontinued during the term hereof, such successor index as may be mutually agreed upon by the parties.

                                   EXHIBIT B
                               POINTS OF DELIVERY


         The Points of Delivery under this Agreement are as follows:

         Primary Delivery Point:

                    The Interconnect between the Williams Plant Tailgate and the pipeline facilities of Mobile Gas Service Corporation in Mobile County, Alabama, as this point becomes available.


         Secondary Delivery Points:

                    The Interconnect between the Mobil Exploration and Production Plant Tailgate and the pipeline facilities of Mobile Gas Service Corporation in Mobile County, Alabama

                    The Interconnect between the Shell (Yellowhammer) Plant Tailgate and the pipeline facilities of Mobile Gas Service Corporation in Mobile County, Alabama

                    The Interconnect between the Koch Gateway Pipeline Company pipeline and the pipeline facilities of Mobile Gas Services Corporation in Mobile County, Alabama (SLN 17158)

         Additional Secondary Points of Delivery may be added upon the parties' mutual agreement in writing.

         The parties acknowledge that Mobile Gas may use facilities of third parties for transportation of Customer's gas at no additional costs to Customer.

                                    EXHIBIT C



Nomination To:             Mobile Gas Service Corporation

Nomination From:




                         Daily
 Nom   Start   End      Volume   Delivery  Delivery                 Upstream
 Type  Date    Date     (MMBtu)  Point     Type           Supplier  Contract
-----  ------  -------  -------  --------  -------------  --------  --------

Daily  1-1-99  1-31-99  ***      ***       Firm           ***       XXX

-----  ------  -------  -------  --------  -------------  --------  --------

Daily  1-1-99  1-31-99  ***      ***       Interruptible  XXX       XXX

-----  ------  -------  -------  --------  -------------  --------  --------

                                    Exhibit D

                              COMPLIANCE WITH LAWS

Customer is a government contractor under an Area-Wide Utilities Service Contract with the General Services Administration of the United States Government. Mobile Gas agrees that the provisions contained in the Federal Acquisition Regulation referred to below shall, as if set forth herein in full text, be incorporated into and form a part of this Contract and Mobile Gas shall comply therewith, if the amount of such Contract and the circumstances surrounding its performance meet the criteria set out in each of the provisions referred to below, for incorporation of the provision(s) into contracts between Customer and others:

          (1) 52.203-6      Restrictions on Subcontractor Sales to the
                            Government

          (2) 52.203-7      Anti-Kickback Procedures

          (3) 52.222-26     Equal Opportunity

          (4) 52.223-2      Clean Air and Water

          (5) 52.223-14     Toxic Chemical Release Reporting.

Upon request, Customer will provide the full text of any of the above provisions or clauses incorporated herein by reference.

Mobile Gas hereby warrants that Mobile Gas is not debarred, suspended or proposed for debarment as a contractor or subcontractor to any department, agency or other division of the U.S. Government.